Exhibit 99.1

Synergy Pharmaceuticals Inc. Announces Full Exercise of Over-Allotment Option

NEW YORK, N.Y., October 30, 2014 — Synergy Pharmaceuticals Inc. (Nasdaq: SGYP), a developer of new drugs to treat gastrointestinal (GI) disorders and diseases, today announced the full exercise of the over-allotment option granted to the initial purchasers to purchase an additional $25 million aggregate principal amount of 7.50% Convertible Senior Notes due 2019 in connection with its previously announced $175 million Convertible Senior Note offering, bringing total gross proceeds from the offering to $200 million (before deducting the initial purchasers’ discount and other offering expenses payable by the Company).  The offering (including the over-allotment option) is expected to close on or about November 3, 2014, subject to customary closing conditions.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of the securities will be made only by means of a private offering memorandum. The notes and the shares of common stock issuable upon conversion of the notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Synergy Pharmaceuticals Inc.

Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) is a biopharmaceutical company focused on the development of novel therapies based on the naturally occurring human GI hormone, uroguanylin. Uroguanylin plays a key role in regulating the normal functioning of the digestive tract through its activity on the intestinal guanylate cyclase-C (GC-C) receptor. Synergy has created two unique analogs of uroguanylin — plecanatide and SP-333- designed to mimic the natural hormone’s activity on the GC-C receptor and target a variety of GI conditions. Plecanatide is currently in two pivotal phase 3 clinical trials for chronic idiopathic constipation and has successfully completed a phase 2b study for irritable bowel syndrome with constipation. SP-333 is currently in phase 2 development for opioid-induced constipation.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; statements regarding our expectations regarding clinical trials, the timing of clinical results and  the amount, and our expected uses, of the net proceeds of this offering As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2013 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Synergy Pharmaceuticals Inc.
Gem Gokmen, 212-584-7610
ggokmen@synergypharma.com